Exhibit 99.1

For further information, contact:
Sukhi Nagesh	Holly Zheng
Investor Relations	Media Relations
408-222-8373	408-222-9202
sukhi@marvell.com	hollyz@marvell.com

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal Year 2014 Financial Results

Santa Clara, Calif. (November 21, 2013) — Marvell (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the third quarter of fiscal year 2014, ended November 2, 2013.

Key 3Q FY2014 Financial Highlights

•	Revenue: $931 Million

•	GAAP Net Income: $103 Million

•	GAAP EPS (diluted): $0.21

•	Non-GAAP Net Income: $163 Million

•	Non-GAAP EPS (diluted): $0.32

•	Free Cash Flow: $157 Million

4Q FY2014 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after November 21, 2013.

•	Revenue is expected to be in the range of $880 to $920 Million.

•	GAAP Gross Margin is expected to be in the range of 49.7% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50% +/- 100 bps.

•	GAAP Operating Expenses are expected to be in the range of $360 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $315 Million +/- $10 Million.

•	GAAP EPS (diluted) expected to be in the range of $0.16 +/- $0.02. Non-GAAP EPS (diluted) expected to be in the range of $0.25 +/- $0.02.

3Q FY2014 Summary

Revenue for the third quarter of fiscal 2014 was $931 million, a 15 percent sequential increase from $807 million in the second quarter of fiscal 2014, ended August 3, 2013, and a 19 percent increase from revenue of $781 million in the third quarter of fiscal 2013, ended October 27, 2012.

GAAP net income for the third quarter of fiscal 2014 was $103 million, or $0.21 per share (diluted), compared with GAAP net income of $62 million, or $0.12 per share (diluted), for the second quarter of fiscal 2014, and $69 million, or $0.12 per share (diluted), for the third quarter of fiscal 2013.

Non-GAAP net income was $163 million, or $0.32 per share (diluted), for the third quarter of fiscal 2014, compared with non-GAAP net income of $118 million, or $0.23 per share (diluted), for the second quarter of fiscal 2014, and $113 million, or $0.20 per share (diluted), for the third quarter of fiscal 2013.

“Our results in the third quarter were above the high-end of our guidance mainly due to better demand from our mobile, wireless and storage customers,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “We continue to make excellent progress in our end markets with new innovative products and remain committed to delivering above industry revenue and profit growth as we head into next year.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended November 2, 2013, August 3, 2013 and October 27, 2012 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, and certain one-time expenses and benefits.

GAAP gross margin for the third quarter of fiscal 2014 was 50.1 percent, compared to 52.2 percent for the second quarter of fiscal 2014 and 52 percent for the third quarter of fiscal 2013.

Non-GAAP gross margin for the third quarter of fiscal 2014 was 50.3 percent, compared to 53.0 percent for the second quarter of fiscal 2014 and 52.3 percent for the third quarter of fiscal 2013.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2014 were 501 million shares, compared with 501 million shares in the second quarter of fiscal 2014 and 559 million shares in the third quarter of fiscal 2013. Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2014 were 514 million shares, compared with 516 million shares for the second quarter of fiscal 2014 and 578 million shares for the third quarter of fiscal 2013. The decrease in shares used to compute both Marvell’s GAAP and non-GAAP net income per diluted share was primarily due to Marvell’s share repurchase program.

Cash flow from operations for the third quarter of fiscal 2014 was $177 million, compared to the $86 million reported in the second quarter of fiscal 2014 and the $137 million reported in the third quarter of fiscal 2013. Free cash flow for the third quarter of fiscal 2014 was $157 million, compared to the $65 million reported in the second quarter of fiscal 2014 and the $113 million reported in the third quarter of fiscal 2013. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Under the share repurchase program, Marvell repurchased approximately 6.1 million shares for a total of $71 million in the third quarter of fiscal 2014. Over the past 13 quarters, Marvell has repurchased and retired approximately 217 million shares, or about 31 percent of its outstanding shares.

Marvell also paid a quarterly dividend of $0.06 per share on October 3, 2013 to all shareholders of record as of September 12, 2013. Marvell intends to pay its next quarterly dividend of $0.06 per share on December 23, 2013 to all shareholders of record as of December 12, 2013. Developments in on-going litigation could affect Marvell’s ability to pay the dividend on December 23, 2013 under Bermuda law, where Marvell is incorporated. In such an event, the dividend payment could be delayed until such time as Marvell can meet statutory requirements under Bermuda law.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements under Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on Thursday, November 21, 2013 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2014. Interested parties may join the conference call by dialing 1-866-515-2912 or 1-617-399-5126, pass-code 84616401. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 19, 2013.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of stock-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including Marvell’s expectations and statements regarding: its financial outlook for the fourth quarter of fiscal 2014; its innovative products and ability to deliver above industry revenue and profit growth as Marvell head’s into the new year; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; uncertainty in the worldwide economic conditions; Marvell’s ability to recruit and retain skilled personnel; Marvell’s ability to generate cash flows; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the quarter ended November 2, 2013, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended August 3, 2013 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell is a global leader in providing complete silicon solutions enabling the digital connected lifestyle. From mobile communications to storage, cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 2,	August 3,	October 27,	November 2,	October 27,
	2013	2013	2012	2013	2012
Net revenue	$931,226	$807,056	$780,881	$2,472,651	$2,393,336
Cost of goods sold	464,981	386,059	374,503	1,186,478	1,122,664

Gross profit	466,245	420,997	406,378	1,286,173	1,270,672
Operating expenses:
Research and development	296,291	292,642	263,615	867,985	783,760
Selling and marketing	37,496	38,548	38,398	116,033	119,498
General and administrative	26,589	27,192	24,514	80,104	75,937
Amortization and write-off of acquired intangible assets	10,645	10,638	13,054	31,969	40,432

Total operating expenses	371,021	369,020	339,581	1,096,091	1,019,627

Operating income	95,224	51,977	66,797	190,082	251,045
Interest and other income, net	1,536	8,253	2,387	12,949	9,308

Income before income taxes	96,760	60,230	69,184	203,031	260,353
(Benefit) provision for income taxes	(6,396)	(1,596)	368	(15,160)	3,920

Net income	$103,156	$61,826	$68,816	$218,191	$256,433

Basic net income per share	$0.21	$0.13	$0.12	$0.44	$0.45

Diluted net income per share	$0.21	$0.12	$0.12	$0.43	$0.45

Shares used in computing basic earnings per share	491,979	494,293	553,049	496,151	565,145
Shares used in computing diluted earnings per share	501,189	500,625	559,348	502,401	574,804

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	November 2,	February 2,
	2013	2013
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,804,068	$1,918,990
Accounts receivable, net	466,729	330,238
Inventories	380,412	250,420
Prepaid expenses and other current assets	66,450	85,698

Total current assets	2,717,659	2,585,346
Property and equipment, net	358,150	372,971
Long-term investments	16,158	16,769
Goodwill and acquired intangible assets, net	2,093,610	2,121,793
Other non-current assets	162,379	164,885

Total assets	$5,347,956	$5,261,764

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$400,403	$286,552
Accrued liabilities	270,199	261,186
Deferred income	86,370	60,150

Total current liabilities	756,972	607,888
Other non-current liabilities	127,765	169,281

Total liabilities	884,737	777,169

Shareholders’ equity:
Common stock	980	1,017
Additional paid-in capital	2,796,764	2,945,643
Accumulated other comprehensive income	57	1,148
Retained earnings	1,665,418	1,536,787

Total shareholders’ equity	4,463,219	4,484,595

Total liabilities and shareholders’ equity	$5,347,956	$5,261,764

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	November 2,	October 27,	November 2,	October 27,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$103,156	$68,816	$218,191	$256,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,913	22,317	76,576	64,801
Stock-based compensation	43,201	30,374	117,805	90,794
Amortization of acquired intangible assets	10,645	13,054	31,969	40,432
Other expense, net	1,655	1,260	5,994	6,435
Excess tax benefits from stock-based compensation	(10)	(5)	(42)	(49)
Changes in assets and liabilities:
Accounts receivable	(35,855)	16,002	(136,491)	32,493
Inventories	(45,157)	21,601	(129,450)	29,634
Prepaid expenses and other assets	(4,293)	358	15,012	15,993
Accounts payable	44,442	(54,674)	128,311	(27,137)
Accrued liabilities and other non-current liabilities	12,584	(3,653)	(20,510)	10,286
Accrued employee compensation	10,013	29,509	13,965	4,828
Deferred income	10,905	(8,382)	26,220	(501)

Net cash provided by operating activities	177,199	136,577	347,550	524,442
Cash flows from investing activities:
Purchases of available-for-sale securities	(220,280)	(558,457)	(691,749)	(1,205,364)
Sales and maturities of available-for-sale securities	346,826	436,435	845,506	1,317,744
Investments in privately-held companies	(1,119)	—	(1,869)	(5,750)
Cash paid for acquisitions, net	—	(1,000)	(2,551)	(1,000)
Purchases of technology licenses	(6,383)	(4,235)	(13,993)	(10,687)
Purchases of property and equipment	(14,222)	(19,356)	(53,283)	(49,090)

Net cash (used in) provided by investing activities	104,822	(146,613)	82,061	45,853
Cash flows from financing activities:
Repurchase of common stock (a)	(71,477)	(202,987)	(376,285)	(676,471)
Proceeds from employee stock plans	24,155	8,915	97,276	66,244
Minimum tax withholding paid on behalf of employees for net share settlement	(518)	(345)	(10,406)	(9,822)
Dividend payment to shareholders	(29,516)	(33,476)	(89,560)	(67,013)
Payment on technology license obligations	—	—	(6,301)	—
Excess tax benefits from stock-based compensation	10	5	42	49

Net cash used in financing activities	(77,346)	(227,888)	(385,234)	(687,013)

Net increase (decrease) in cash and cash equivalents	204,675	(237,924)	44,377	(116,718)

Cash and cash equivalents at beginning of period	591,655	906,108	751,953	784,902

Cash and cash equivalents at end of period	$796,330	$668,184	$796,330	$668,184

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. Cash paid for repurchase of Marvell common shares includes a total of 6.1 million shares repurchased for $71.3 million in the third quarter of fiscal 2014, adjusted for the change in repurchases made within the final three days of the current and previous quarter that are accrued but not yet paid due to the standard settlement period that normally takes up to three days.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 2,	August 3,	October 27,	November 2,	October 27,
	2013	2013	2012	2013	2012
GAAP net income	$103,156	$61,826	$68,816	$218,191	$256,433
Stock-based compensation	43,201	41,091	30,374	117,805	90,794
Amortization of acquired intangible assets	10,645	10,638	13,054	31,969	40,432
Acquisition-related costs (a)	433	(1,081)	523	(183)	4,556
Restructuring and other exit-related costs (b)	5,935	178	129	6,341	1,103
Legal/Tax related matters (c)	—	5,228	—	5,228	250

Non-GAAP net income	$163,370	$117,880	$112,896	$379,351	$393,568

GAAP weighted average shares - diluted	501,189	500,625	559,348	502,401	574,804
Non-GAAP adjustment	13,014	15,021	18,452	15,042	15,190

Non-GAAP weighted average shares diluted (d)	514,203	515,646	577,800	517,443	589,994

GAAP diluted net income per share	$0.21	$0.12	$0.12	$0.43	$0.45

Non-GAAP diluted net income per share	$0.32	$0.23	$0.20	$0.73	$0.67

GAAP gross profit:	$466,245	$420,997	$406,378	$1,286,173	$1,270,672
Stock-based compensation	2,531	1,868	1,944	6,266	5,842
Acquisition-related costs (a)	—	—	—	—	2,983
Legal/Tax related matters (c)	—	4,728	—	4,728	—

Non-GAAP gross profit	$468,776	$427,593	$408,322	$1,297,167	$1,279,497

GAAP gross margin	50.1%	52.2%	52.0%	52.0%	53.1%
Stock-based compensation	0.2%	0.2%	0.3%	0.3%	0.2%
Acquisition-related costs (a)	—	—	—	—	0.2%
Legal/Tax related matters (c)	—	0.6%	—	0.2%	—

Non-GAAP gross margin	50.3%	53.0%	52.3%	52.5%	53.5%

GAAP research and development:	$296,291	$292,642	$263,615	$867,985	$783,760
Stock-based compensation	(30,084)	(28,982)	(22,565)	(82,345)	(62,152)
Acquisition-related costs (a)	(414)	1,135	(458)	321	(1,366)
Restructuring and other exit-related costs (b)	(4,613)	—	(2)	(4,613)	(46)

Non-GAAP research and development	$261,180	$264,795	$240,590	$781,348	$720,196

GAAP selling and marketing:	$37,496	$38,548	$38,398	$116,033	$119,498
Stock-based compensation	(3,738)	(3,648)	(3,101)	(10,778)	(9,595)
Acquisition-related costs (a)	—	(34)	(57)	(79)	(153)
Restructuring and other exit-related costs (b)	(795)	—	3	(795)	3

Non-GAAP selling and marketing	$32,963	$34,866	$35,243	$104,381	$109,753

GAAP general and administrative:	$26,589	$27,192	$24,514	$80,104	$75,937
Stock-based compensation	(6,848)	(6,593)	(2,764)	(18,416)	(13,205)
Acquisition-related costs (a)	(19)	(20)	(8)	(59)	(54)
Restructuring and other exit-related costs (b)	(527)	(178)	(130)	(933)	(1,060)
Legal/Tax related matters (c)	—	(500)	—	(500)	(250)

Non-GAAP general and administrative	$19,195	$19,901	$21,612	$60,196	$61,368

(a)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the nine months ended October 27, 2012, the amortization of retention bonuses required by the terms of an acquisition and the release of a $1.5 million liability for contingent milestone that was not met during the quarter ended August 3, 2013.
(b)	Restructuring and other exit-related costs include costs, which qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to a business classified as held-for-sale that did not qualify as discontinued operations.
(c)	Legal/Tax related matters during the nine months ended November 2, 2013 and the three months ended August 3, 2013 include a settlement fee related to a litigation matter. The amount recorded does not relate to Marvell’s litigation with Carnegie Mellon University.
(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of stock-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Q4 FY2014
Outlook
Note : Amounts represent the midpoint of the expected range

GAAP gross margin	49.7%
Stock-based compensation, acquisition related costs, and other	0.3%

Non-GAAP gross margin	50.0%

Q4 FY2014
Outlook
GAAP operating expenses	$360
Stock-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	(45)

Non-GAAP operating expenses	$315

Q4 FY2014
Outlook
GAAP diluted earnings per share	$0.16
Stock-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	0.09

Non-GAAP diluted earnings per share	$0.25